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                                 April 24, 1995



                                                                      10008-0029



Advanced Polymer Systems, Inc.
3696 Haven Avenue
Redwood City, California 94063

                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Advanced Polymer Systems, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (No. 33-88972) (the "Registration Statement") which the Company filed with the Securities and Exchange Commission on January 31, 1995, and an amendment thereto filed herewith, for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 1,284,112 Shares of its Common Stock, $.01 par value (the "Shares"), 642,056 of which are currently issued and outstanding and are to be sold by certain of the Company's stockholders and 642,056 of which are issuable upon exercise of currently outstanding warrants to purchase Company Common Stock (the "Warrants"). Of the issued and outstanding Shares, 321,028 were issued to GDK, Inc. (the "GDK Shares") pursuant to the Unit Purchase Agreement dated June 6, 1994 (the "Unit Purchase Agreement") and 321,028 were issued to Ortelius L. P. (the "Ortelius Shares") pursuant to the Unit Purchase Agreement. Of the Shares issuable upon exercise of Warrants, 321,028 (the "Ortelius Warrant Shares") are issuable upon upon exercise of two warrants by Ortelius L. P. (the "Ortelius Warrant"); and 321,028 (the "GDK Warrant Shares") are issuable upon exercise of two warrants issued to GDK, Inc. (the "GDK Warrant").

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as

                                   EXHIBIT 5

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Advanced Polymer Systems, Inc.
April 24, 1995
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copies.  We have based our opinion upon our review of the following records, documents, instruments and certificates:

           (a) The Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware as of March 27, 1995, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

           (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

           (c) Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board of Directors of the Company relating to the Shares;

           (d) A certificate of the Chief Financial Officer of the Company as to certain factual matters;

           (e)  The Registration Statement;

           (f)  The Unit Purchase Agreement;

           (g)  The Ortelius Warrant;

           (h)  The GDK Warrant; and

           (i) A letter from First National Bank of Boston, the Company's transfer agent, dated March 29, 1995, as to the number of Company's Common Stock that were outstanding on March 29, 1995.

         This opinion is limited to the Delaware General Corporation Law. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

         Our opinion expressed herein assumes that the Unit Purchase Agreement has been duly authorized, executed and delivered by the parties thereto in the form that we have reviewed as of the date of this opinion, and that the full purchase price stated in the Unit Purchase Agreement and the


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Advanced Polymer Systems, Inc.
April 24, 1995
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Board of Directors minutes authorizing the Unit Purchase Agreement is paid.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that: (i) the Registration Statement becomes and remains effective during the period when the Shares are offered, issued and sold; (ii) all applicable securities laws are complied with; and (iii) the Shares issuable on exercise of the Ortelius Warrant and the GDK Warrant are issued in accordance with the terms of each such warrant, it is our opinion that:

         1. The Ortelius Shares were validly issued, fully paid and non-assessable.

         2.  The GDK Shares were validly issued, fully paid and non-assessable.

         3. The Ortelius Warrant Shares, when issued in accordance with the terms of Ortelius Warrant, will be validly issued, fully paid and non-assessable.

         4. The GDK Warrant Shares, when issued in accordance with the terms of the GDK Warrant, will be validly issued, fully paid and non-assessable.

         This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments that occur after the date of this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,



                                   /s/  Heller, Ehrman, White & McAuliffe
                                   -------------------------------------
                                   Heller, Ehrman, White & McAuliffe